FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 28, 2016, Second Sight Medical Products, Inc. (the “Company” or “Second Sight”) issued a press release announcing that it had entered into an exclusive agreement with Orient Europharma Co, Ltd. (“Orient Europharma”) to distribute the Argus® II Retinal Prosthesis System ("Argus II") in Taiwan. The Company also announced that it had entered into an exclusive agreement with Arshia Gostar Darman Co, Ltd. (“Arshia Gostar”) to distribute the Argus II in Iran. Under the agreements, each of the distributors will be responsible for their respective in-country management of all aspects of Second Sight's technology, including sales, promotion, marketing, supporting national reimbursement, surgical, technical support and delivering rehabilitation. Second Sight estimates that there are approximately 37,000 individuals with Retinitis Pigmentosa in Taiwan and Iran.

A copy of our press release entitled “Second Sight Announces Two Exclusive Distribution Agreements to Bring the Argus II Retinal Prosthesis to Taiwan and Iran,” issued July 28, 2016, is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer